UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2023

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 5, 2023, Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”) and Ionic Ventures, LLC (“Ionic”) entered into a letter agreement (the “Letter Agreement”) which amends the Purchase Agreement, dated as of October 6, 2022, by and between Remark and Ionic (the “ELOC Purchase Agreement”).

Under the Letter Agreement, the parties agreed, among other things, to (i) amend the floor price below which Ionic will not be required to buy any shares of our common stock under the ELOC Purchase Agreement from $0.25 to $0.20, determined on a post-reverse split basis, (ii) amend the per share purchase price for purchases under the ELOC Purchase Agreement to 90% of the average of the two lowest daily volume-weighted average prices (“VWAPs”) over a specified measurement period, which will commence at the conclusion of the applicable measurement period in the Amended and Restated Subordinated Convertible Debenture, dated as of November 7, 2022 issued to Ionic (the “Debenture”) and (iii) waive certain requirements in the ELOC Purchase Agreement to allow for a one-time $500,000 purchase under the ELOC Purchase Agreement.

As partial consideration for the waiver to allow for the $500,000 purchase by Ionic, Remark agreed to issue to Ionic that number of shares equal to the difference between (x) the variable conversion price in the Debenture, and (y) the calculation achieved as a result of the following formula: 80% (or 70% if our common stock is not then trading on Nasdaq) of the lowest VWAP starting on the trading day immediately following the receipt of pre-settlement conversion shares following the date on which the Debenture automatically converts or other relevant date of determination and ending the later of (a) 10 consecutive trading days after (and not including) the Automatic Conversion Date or such other relevant date of determination and (b) the trading day immediately after shares of our common stock in the aggregate amount of at least $13,900,000 shall have traded on Nasdaq.

The foregoing descriptions of Letter Agreement do not purport to be complete and are qualified in their entirety to the full text of such document, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

10.1	Letter Agreement, dated as of January 5, 2023, by and between Remark Holdings, Inc. and Ionic Ventures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	January 11, 2023	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer